Exhibit 10.1.2

THIRTEENTH AMENDMENT TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

CORPORATE OFFICE PROPERTIES, L.P.

THIS THIRTEENTH AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”), is made and entered into as of August 11, 2003, by and among the undersigned parties.

Recitals

A.            The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”) and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of January, 1999, as amended by that certain First Amendment to Second Amended and Restated Limited Partnership Agreement dated as of December 21, 1999, that certain Second Amendment to Second Amended and Restated Limited Partnership Agreement dated as of December 21, 1999, that certain Third Amendment to Second Amended and Restated Limited Partnership Agreement dated as of September 29, 2000, that certain Fourth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of November 27, 2000, that certain Fifth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of January 25, 2001, that certain Sixth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of April 6, 2001, that certain Seventh Amendment to the Second Amended and Restated Partnership Agreement dated as of August 30, 2001, that certain Eighth Amendment to the Second Amended and Restated Partnership Agreement dated September 14, 2001, that certain Ninth Amendment to the Second Amended and Restated Partnership Agreement dated October 16, 2001, that certain Tenth Amendment to the Second Amended and Restated Partnership Agreement dated December 29, 2001, that certain Eleventh Amendment to the Second Amended and Restated Partnership Agreement dated December 15, 2002 and that certain Twelfth Amendment to the Second Amended and Restated Partnership Agreement dated June 2, 2003 (as amended, the “Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            The General Partner has issued 2,200,000 of its 8% Series G Cumulative Redeemable Preferred Shares (the “Series G Preferred REIT Shares”) in a public offering (the “Offering”).

D.            As required under Sections 4.2(B) and (C) of the Agreement, the General Partner intends to transfer the net proceeds of the Offering (or cause them to be transferred) to or for the benefit of the Partnership in exchange for additional Partnership

Interests in the Partnership having designations, rights and preferences substantially similar to the economic rights of the holders of the Series G Preferred REIT Shares (the “Series G Preferred Units”).

E.             The General Partner desires to amend the Agreement to acknowledge the contribution of the net proceeds of the Offering by the General Partner to the Partnership in exchange for the Series G Preferred Units.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, the General Partner, intending to be legally bound hereby, hereby amends the Agreement as follows, effective as of the date set forth above.

1.             The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment.

(a)           Upon consummation of the Offering, the General Partner shall contribute the net proceeds of the Offering to the Partnership.

(b)           Upon the contribution of the net proceeds of the Offering to the Partnership by the General Partner, and in accordance with Section 4.2(B) of the Agreement, the Partnership shall issue to the General Partner 2,200,000 Series G Preferred Units, equal to the number of Series G Preferred REIT Shares issued by the General Partner in connection with the Offering.

(c)           For purposes of the Agreement, including the maintenance of Capital Accounts, the General Partner shall be treated as making a Capital Contribution of $53,548,000, equal to the product of $24.34 times the number of Series G Preferred Units issued to the General Partner.

(d)           The General Partner is hereby amending Exhibit 1 to the Agreement by substituting for the existing addendum to Exhibit 1 the Addendum to Exhibit 1 in the form attached hereto to reflect the issuance of the Series G Preferred Units to the General Partner.

2.             Except as explicitly modified by this Amendment, all of the provisions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

3.             This Amendment shall take effect upon the contribution of the net proceeds of the Offering to the Partnership by the General Partner, and in the event such contribution is not made, this Amendment shall be of no force or effect.

(SIGNATURE PAGE FOLLOWS)

In witness whereof, the General Partner has executed this Amendment as of the day and year first above written.

CORPORATE OFFICE PROPERTIES TRUST,
a Maryland Real Estate Investment Trust

By:	/s/ John Harris Gurley
Name:	John Harris Gurley
Title:	Sr. Vice Pres.

Exhibit 1 Addendum

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit	Priority Percentage Return *	Priority	Conversion Factor		Conversion Commencement Date

B	General Partner	1,250,000	$25	2.50%	Senior	None		N/A
D	General Partner	544,000	$25	1.00%	Senior		**		**
E	General Partner	1,150,000	$25	2.5625%	Senior	None		N/A
F	General Partner	1,425,000	$25	10.25%	Senior	None		N/A
G	General Partner	2,200,000	$25	8%	Senior	None		N/A

*          Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period.  See the Agreement for the definitions of “Priority Return Percentage,” “Liquidation Preference” and “Distribution Period.”

**         With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of the Agreement, the Conversion Commencement Date and the applicable Conversion Factor shall correspond to the conversion commencement date and conversion factor of the related issuance of securities by the General Partner as provided in Section 4.2(B) of the Agreement.  See Section 9.8(A)(1) of the Agreement.